Exhibit 10.1

March 13, 2006

Mr. Wang Chufeng
Chief Representative
China United Coalbed Methane Corporation Ltd.
No. A88 Anwai Ave.
Beijing, P.R. China
100011

Re: Application for the Extension of Phase Two of the Exploration Period under the Qinnan PSC.

Dear Sir:

Far East Energy Corporation (“FEEC”) previously elected to enter Phase Two of the Exploration Period as described in the Production Sharing Contract for the Exploration of Coalbed Methane Resources for the Qinnan Area, Shanxi Province, Qinshui Basin, The People’s Republic of China (the “Qinnan PSC”). FEEC also previously requested and received extensions of Phase Two from China United Coalbed Methane Corporation, Ltd., (“CUCBM”), by letters dated January 24, 2005 and November 18, 2005. Phase Two of the Exploration period is currently set to expire on March 31, 2006. FEEC hereby submits an application to extend Phase Two of the Exploration Period until June 30, 2006. The purpose of the extension is to provide ConocoPhillips China, Inc. (“CPCI”) with sufficient time to make an election under the terms of the farmout agreement between FEEC and CPCI.

FEEC respectfully requests that CUCBM grant a three (3) month extension of Phase Two of the Exploration Period. It is understood and agreed by FEEC that the three month extension to June 30, 2006 shall not extend the overall Exploration Period of five (5) consecutive Contract Years as set forth in Article 4.2 of the Qinnan PSC. The granting of the requested three (3) month extension to Phase Two shall result in a corresponding reduction to the term of Phase Three of the Exploration Period from one and one quarter Contract Year (1.25) to one Contract Year (1.0).

Based upon FEEC’s previous experience and dealings, FEEC understands that Ministry of Commerce approval is not required for an amendment that does not extend the overall five (5) year Exploration Period. It is FEEC’s further understanding that this application, if approved, shall be sufficient to extend Phase Two of the Exploration period until June 30, 2006.

Your approval of this application will be highly appreciated. If you have any questions or concerns, please do not hesitate to contact us.

Very Truly Yours,

/s/ Jeff R. Brown
Jeff R. Brown
Chief Representative
Far East Energy

/s/ Yng-Jou Hwang
Yng-Jou (Joe) Hwang
Vice President
ConocoPhillips China

Agreed and Accepted this 16th day of March, 2006.
By: /s/ Wang Chufeng
Name: Wang Chufeng
Title: Chief Representative, CUCBM